Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Wednesday, Nov. 6, 2024

MEDIA CONTACT:	INVESTOR CONTACTS:
media@williams.com (800) 945-8723	Danilo Juvane (918) 573-5075	Caroline Sardella (918) 230-9992

Williams Delivers Record Third-Quarter Results Driven by Continued Strength of Base Business

TULSA, Okla. – Williams (NYSE: WMB) today announced its unaudited financial results for the three and nine months ended Sept. 30, 2024.

Demonstrated track record of year-over-year financial gains
•GAAP net income of $705 million, or $0.58 per diluted share (EPS) – up 8% vs. 3Q 2023
•Adjusted net income of $528 million, or $0.43 per diluted share (Adj. EPS)
•Record 3Q Adjusted EBITDA of $1.703 billion – up $51 million or 3% vs. 3Q 2023
•Cash flow from operations (CFFO) of $1.243 billion
•Available funds from operations (AFFO) of $1.286 billion – up $56 million or 5% vs. 3Q 2023
•Dividend coverage ratio of 2.22x (AFFO basis)
•Increased midpoint for full-year 2024 guidance by $125 million to $7.075 billion Adjusted EBITDA

Proven project execution continues to deliver long-term, stable growth
•Placed Transco's Regional Energy Access into full service ahead of schedule on Aug. 1
•Placed MountainWest's Uinta Basin expansion in-service
•Placed portion of Transco's Southside Reliability Enhancement in-service
•Placed Anchor in-service and completed construction on Whale in Deepwater Gulf of Mexico
•Began construction on Transco's Commonwealth Energy Connector
•Obtained favorable rulings and began construction on Louisiana Energy Gateway project
•Began construction on two solar projects in the Northeast and signed commercial agreements with Florida utility fully subscribing large-scale Lakeland Solar project

Captured new, high-return growth projects across footprint
•Received FERC certificate for MountainWest Overthrust Westbound expansion
•Filed FERC application for Transco's ~1.6 Bcf/d Southeast Supply Enhancement project
•Executed agreement on Transco's Dalton Lateral Expansion II
•Executed agreements on three new expansions on Northwest Pipeline, totaling ~260 MMcf/d of firm capacity

CEO Perspective
Alan Armstrong, president and chief executive officer, made the following comments:

“Williams delivered another quarter of impressive financial results, with Adjusted EBITDA hitting a third quarter record of $1.7 billion, up 3 percent over third quarter 2023, driven primarily by our natural gas transmission expansions and Gulf Coast storage acquisition. We've exceeded financial expectations each quarter this year, and our crisp execution along with our core business strength gives us the confidence to raise our 2024 Adjusted EBITDA guidance midpoint by $125 million to $7.075 billion.

“Our teams continue to excel in executing large-scale expansion projects to serve growing natural gas demand for residential, commercial and industrial use. In addition to placing Transco's Regional Energy Access in service ahead of schedule, we also brought online an expansion to MountainWest as well as a portion of Transco's Southside Reliability Enhancement. Construction is underway on the Louisiana Energy Gateway project as well as Transco’s Commonwealth Energy Connector. In the Deepwater Gulf of Mexico, we commissioned our large-scale facilities to receive production from both Chevron's Anchor field in August and Shell's Whale field as they ramp up production in the fourth quarter.

"Not only do we have a clear line of sight to a full roster of projects in execution, but we continue to commercialize vital, high-return projects across our footprint. We executed a precedent agreement on another expansion to the Transco Dalton Lateral driven by load growth from data center demand and industrial re-shoring in the Atlanta area. In the Rockies and Northwest, we entered into new binding agreements for three separate natural gas transmission expansions to serve power and load growth, including a large coal-to-gas power plant conversion. In addition, we filed the FERC application for Transco's Southeast Supply Enhancement project, a 1.6 Bcf/d expansion to meet growing residential, commercial and industrial demand in cities across the Mid-Atlantic and Southeast.

Armstrong added, "All this activity underscores the accelerating demand for natural gas transmission capacity in the United States, particularly in the growing regions where we operate. As the most natural gas-centric energy infrastructure provider with access to the most prolific U.S. basins, Williams is the best positioned to serve steadily increasing domestic needs for clean and affordable energy, while also helping unlock vast U.S. reserves for the global market."

Williams Summary Financial Information	3Q				Year to Date
Amounts in millions, except ratios and per-share amounts. Per share amounts are reported on a diluted basis. Net income amounts are from continuing operations attributable to The Williams Companies, Inc. available to common stockholders.	2024		2023		2024		2023

GAAP Measures
Net Income	$705		$654		$1,737		$2,127
Net Income Per Share	$0.58		$0.54		$1.42		$1.74
Cash Flow From Operations	$1,243		$1,234		$3,756		$4,125

Non-GAAP Measures (1)
Adjusted EBITDA	$1,703		$1,652		$5,304		$5,058
Adjusted Net Income	$528		$547		$1,768		$1,746
Adjusted Earnings Per Share	$0.43		$0.45		$1.45		$1.43
Available Funds from Operations	$1,286		$1,230		$4,043		$3,890
Dividend Coverage Ratio	2.22	x	2.26	x	2.33	x	2.38	x

Other
Debt-to-Adjusted EBITDA at Quarter End (2)	3.75	x	3.45	x
Capital Investments (Excluding Acquisitions) (3) (4)	$720		$805		$1,946		$2,045

(1) Schedules reconciling Adjusted Net Income, Adjusted EBITDA, Available Funds from Operations and Dividend Coverage Ratio (non-GAAP measures) to the most comparable GAAP measure are available at www.williams.com and as an attachment to this news release.

(2) Does not represent leverage ratios measured for WMB credit agreement compliance or leverage ratios as calculated by the major credit ratings agencies. Debt is net of cash on hand, and Adjusted EBITDA reflects the sum of the last four quarters.

(3) Capital Investments include increases to property, plant, and equipment (growth & maintenance capital), purchases of and contributions to equity-method investments and purchases of other long-term investments.

(4) Third-quarter and year-to-date 2024 capital excludes $151 million for the consolidation of our Discovery JV, which closed in August 2024. Year-to-date 2024 capital also excludes $1.844 billion for the acquisition of the Gulf Coast storage assets, which closed January 2024. Third-quarter and year-to-date 2023 capital excludes ($29) million and $1.024 billion, respectively, for the acquisition of MountainWest Pipeline Holding Company, which closed February 2023.

GAAP Measures
Third-quarter 2024 net income increased by $51 million compared to the prior year reflecting $141 million of higher service revenues driven by acquisitions and expansion projects, partially offset by higher net interest expense from recent debt issuances and retirements, higher operating costs, depreciation and interest expense resulting from recent acquisitions, and lower net realized product sales from upstream operations. Third-quarter 2024 gains of $149 million from the sale of our interests in Aux Sable and $127 million associated with the Discovery Acquisition were partially offset by the absence of a $130 million gain on the sale of the Bayou Ethane system in 2023. The tax provision changed unfavorably primarily due to higher pretax income and the absence of a $25 million benefit in 2023 associated with a decrease in our estimated deferred state income tax rate.

Year-to-date 2024 net income decreased by $390 million compared to the prior year reflecting an unfavorable change of $643 million in net unrealized gains/losses on commodity derivatives, higher net interest expense from recent debt issuances and retirements, lower realized hedge gains in the West, and higher operating costs, depreciation and interest expense resulting from recent acquisitions. These unfavorable changes were partially offset by a $441 million increase in service revenues driven by acquisitions and expansion projects, and the net favorable change of $146 million from the previously discussed Aux Sable, Discovery, and Bayou Ethane transactions. The tax provision decreased primarily due to lower pretax income.

Third-quarter 2024 cash flow from operations was generally consistent with the prior year, while year-to-date 2024 decreased compared to the prior year primarily due to unfavorable net changes in both working capital and derivative collateral requirements, partially offset by higher operating results exclusive of non-cash items.

Non-GAAP Measures
Third-quarter 2024 Adjusted EBITDA increased by $51 million over the prior year, driven by the previously described favorable net contributions from acquisitions and expansion projects. Year-to-date 2024 Adjusted EBITDA increased by $246 million over the prior year, similarly reflecting favorable net contributions from acquisitions and expansion projects, partially offset by lower realized hedge gains in the West.

Third-quarter 2024 Adjusted Net Income declined by $19 million over the prior year, while year-to-date 2024 Adjusted Net Income increased $22 million over the prior year, both driven by the previously described impacts to net income, adjusted primarily to remove the effects of the gains associated with Bayou Ethane, Discovery, and Aux Sable, net unrealized gains/losses on commodity derivatives, acquisition-related costs, and the related income tax effects.

Third-quarter and year-to-date Available Funds From Operations (AFFO) increased by $56 million and $153 million, respectively, compared to the prior year primarily due to higher results from continuing operations exclusive of non-cash items.

Business Segment Results & Form 10-Q
Williams' operations are comprised of the following reportable segments: Transmission & Gulf of Mexico, Northeast G&P, West and Gas & NGL Marketing Services, as well as Other. For more information, see the company's third-quarter 2024 Form 10-Q.

	Third Quarter						Year to Date
Amounts in millions	Modified EBITDA			Adjusted EBITDA			Modified EBITDA			Adjusted EBITDA
	3Q 2024	3Q 2023	Change	3Q 2024	3Q 2023	Change	2024	2023	Change	2024	2023	Change
Transmission & Gulf of Mexico	$811	$881	($70)	$830	$754	$76	$2,448	$2,327	$121	$2,481	$2,230	$251
Northeast G&P	476	454	22	484	485	(1)	1,461	1,439	22	1,467	1,470	(3)
West	323	315	8	330	315	15	968	931	37	977	913	64
Gas & NGL Marketing Services	11	43	(32)	4	16	(12)	(14)	678	(692)	179	231	(52)
Other	58	81	(23)	55	82	(27)	181	196	(15)	200	214	(14)
Total	$1,679	$1,774	($95)	$1,703	$1,652	$51	$5,044	$5,571	($527)	$5,304	$5,058	$246

Note: Williams uses Modified EBITDA for its segment reporting. Definitions of Modified EBITDA and Adjusted EBITDA and schedules reconciling to net income are included in this news release.

Transmission & Gulf of Mexico
Third-quarter 2024 Modified EBITDA declined compared to the prior year driven by the absence of the previously mentioned gain on the sale of the Bayou Ethane system, as well as hurricane impacts, partially offset by favorable net contributions from the Gulf Coast Storage acquisition and the Regional Energy Access expansion project. Year-to-date 2024 Modified EBITDA improved as the favorable net contributions from acquisitions, including MountainWest, and transmission expansions, along with lower one-time acquisition and transition costs, more than offset the absence of the Bayou Ethane gain and the absence of earnings from the Bayou Ethane system. Third-quarter and year-to-date Adjusted EBITDA, which excludes the Bayou Ethane gain and acquisition and transition costs, improved compared to the prior year.

Northeast G&P
Third-quarter and year-to-date 2024 Modified EBITDA increased compared to the prior year driven by higher rates at Susquehanna Supply Hub and Bradford, partially offset by lower gathering volumes. The improved Modified EBITDA for both periods also reflects the absence of our share of a loss contingency accrual at Aux Sable in 2023, which is excluded from Adjusted EBITDA.

West
Third-quarter 2024 Modified and Adjusted EBITDA increased compared to the prior year benefiting from the DJ Basin Acquisitions, partially offset by lower gathering volumes and lower realized gains on natural gas hedges. Both metrics also improved for the year-to-date period reflecting similar drivers, as well as improved commodity margins reflecting favorable changes in shrink prices related to the absence of a short-term gas price spike at Opal in 2023. The year-to-date Modified EBITDA was also impacted by the absence of a first-quarter 2023 favorable contract settlement, which is excluded from Adjusted EBITDA.

Gas & NGL Marketing Services
Third-quarter 2024 Modified EBITDA decreased from the prior year reflecting lower NGL marketing margins and a $14 million net unfavorable change in unrealized gains/losses on commodity derivatives, which is excluded from Adjusted EBITDA. Year-to-date 2024 Modified EBITDA also decreased from the prior year reflecting a decline in both gas marketing margins and NGL marketing margins, as well as a $642 million net unfavorable change in unrealized gains/losses on commodity derivatives, which is excluded from Adjusted EBITDA.

Other
Third-quarter and year-to-date 2024 Modified and Adjusted EBITDA decreased compared to the prior year driven by lower net realized product sales from upstream operations.

2024 Financial Guidance
The company now expects 2024 Adjusted EBITDA between $7 billion and $7.150 billion, which is an increase to the midpoint of guidance by $125 million. In addition, the company continues to expect 2024 growth capex between $1.45 billion and $1.75 billion and maintenance capex between $1.1 billion and $1.3 billion, which includes capital of $350 million for emissions reduction and modernization initiatives. For 2025, the company continues to expect Adjusted EBITDA between $7.2 billion and $7.6 billion with growth capex between $1.65 billion and $1.95 billion and maintenance capex between $750 million and $850 million, which includes capital of $100 million for emissions reduction and modernization initiatives. Williams anticipates a leverage ratio midpoint for 2024 of 3.80x and an increase in the dividend by 6.1% on an annualized basis to $1.90 in 2024 from $1.79 in 2023.

Williams' Third-Quarter 2024 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow
Williams' third-quarter 2024 earnings presentation will be posted at www.williams.com. The company's third-quarter 2024 earnings conference call and webcast with analysts and investors is scheduled for Thursday, Nov. 7, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time). Participants who wish to join the call by phone must register using the following link: https://register.vevent.com/register/BIf053fa45b660426a89b026a932aec0ae.

A webcast link to the conference call will be provided on Williams' Investor Relations website. A replay of the webcast will also be available on the website for at least 90 days following the event.

About Williams
Williams (NYSE: WMB) is a trusted energy industry leader committed to safely, reliably, and responsibly meeting growing energy demand. We use our 33,000-mile pipeline infrastructure to move a third of the nation’s natural gas to where it's needed most, supplying the energy used to heat our homes, cook our food and generate low-carbon electricity. For over a century, we’ve been driven by a passion for doing things the right way. Today, our team of problem solvers is leading the charge into the clean energy future – by powering the global economy while delivering immediate emissions reductions within our natural gas network and investing in new energy technologies. Learn more at www.williams.com.

The Williams Companies, Inc.
Consolidated Statement of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Millions, except per-share amounts)
Revenues:
Service revenues	$1,911	$1,770	$5,653	$5,212
Service revenues – commodity consideration	34	45	82	108
Product sales	703	720	2,158	2,158
Net gain (loss) from commodity derivatives	5	24	(133)	645
Total revenues	2,653	2,559	7,760	8,123
Costs and expenses:
Product costs	517	484	1,467	1,458
Net processing commodity expenses	7	31	29	129
Operating and maintenance expenses	580	522	1,613	1,466
Depreciation and amortization expenses	566	521	1,654	1,542
Selling, general, and administrative expenses	170	146	520	483
Gain on sale of business	—	(130)	—	(130)
Other (income) expense – net	(25)	(9)	(69)	(49)
Total costs and expenses	1,815	1,565	5,214	4,899
Operating income (loss)	838	994	2,546	3,224
Equity earnings (losses)	147	127	431	434
Other investing income (loss) – net	290	24	332	45
Interest expense	(338)	(314)	(1,026)	(914)
Other income (expense) – net	31	30	95	69
Income (loss) before income taxes	968	861	2,378	2,858
Less: Provision (benefit) for income taxes	227	176	549	635
Income (loss) from continuing operations	741	685	1,829	2,223
Income (loss) from discontinued operations	—	(1)	—	(88)
Net income (loss)	741	684	1,829	2,135
Less: Net income (loss) attributable to noncontrolling interests	35	30	90	94
Net income (loss) attributable to The Williams Companies, Inc.	706	654	1,739	2,041
Less: Preferred stock dividends	1	1	2	2
Net income (loss) available to common stockholders	$705	$653	$1,737	$2,039
Amounts attributable to The Williams Companies, Inc. available to common stockholders:
Income (loss) from continuing operations	$705	$654	$1,737	$2,127
Income (loss) from discontinued operations	—	(1)	—	(88)
Net income (loss) available to common stockholders	$705	$653	$1,737	$2,039
Basic earnings (loss) per common share:
Income (loss) from continuing operations	$.58	$.54	$1.43	$1.74
Income (loss) from discontinued operations	—	—	—	(.07)
Net income (loss) available to common stockholders	$.58	$.54	$1.43	$1.67
Weighted-average shares (thousands)	1,219,537	1,216,951	1,219,021	1,218,021
Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$.58	$.54	$1.42	$1.74
Income (loss) from discontinued operations	—	—	—	(.07)
Net income (loss) available to common stockholders	$.58	$.54	$1.42	$1.67
Weighted-average shares (thousands)	1,222,869	1,220,073	1,222,444	1,222,650

The Williams Companies, Inc.
Consolidated Balance Sheet
(Unaudited)

	September 30,	December 31,
	2024	2023
	(Millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$762	$2,150
Trade accounts and other receivables (net of allowance of ($4) at September 30, 2024 and($3) at December 31, 2023)	1,310	1,655
Inventories	275	274
Derivative assets	143	239
Other current assets and deferred charges	208	195
Total current assets	2,698	4,513
Investments	4,201	4,637
Property, plant, and equipment	56,479	51,842
Accumulated depreciation and amortization	(18,505)	(17,531)
Property, plant, and equipment – net	37,974	34,311
Intangible assets – net of accumulated amortization	7,305	7,593
Regulatory assets, deferred charges, and other	1,659	1,573
Total assets	$53,837	$52,627

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,137	$1,379
Derivative liabilities	95	105
Accrued and other current liabilities	1,203	1,284
Commercial paper	—	725
Long-term debt due within one year	2,284	2,337
Total current liabilities	4,719	5,830
Long-term debt	24,825	23,376
Deferred income tax liabilities	4,312	3,846
Regulatory liabilities, deferred income, and other	5,116	4,684
Contingent liabilities and commitments

Equity:
Stockholders’ equity:
Preferred stock ($1 par value; 30 million shares authorized at September 30, 2024 and December 31, 2023; 35 thousand shares issued at September 30, 2024 and December 31, 2023)	35	35
Common stock ($1 par value; 1,470 million shares authorized at September 30, 2024 and December 31, 2023; 1,258 million shares issued at September 30, 2024 and 1,256 million shares issued at December 31, 2023)	1,258	1,256
Capital in excess of par value	24,611	24,578
Retained deficit	(12,296)	(12,287)
Accumulated other comprehensive income (loss)	—	—
Treasury stock, at cost (39 million shares at September 30, 2024 and December 31, 2023 of common stock)	(1,180)	(1,180)
Total stockholders’ equity	12,428	12,402
Noncontrolling interests in consolidated subsidiaries	2,437	2,489
Total equity	14,865	14,891
Total liabilities and equity	$53,837	$52,627

The Williams Companies, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
	(Millions)
OPERATING ACTIVITIES:
Net income (loss)	$1,829	$2,135
Adjustments to reconcile to net cash provided (used) by operating activities:
Depreciation and amortization	1,654	1,542
Provision (benefit) for deferred income taxes	467	586
Equity (earnings) losses	(431)	(434)
Distributions from equity-method investees	580	607
Net unrealized (gain) loss from commodity derivative instruments	210	(433)
Gain on sale of business	—	(130)
Gain on disposition of equity-method investments	(149)	—
Gain on consolidation of equity-method investments	(127)	—
Inventory write-downs	8	28
Amortization of stock-based awards	69	59
Cash provided (used) by changes in current assets and liabilities:
Accounts receivable	367	1,295
Inventories	(6)	29
Other current assets and deferred charges	(16)	(5)
Accounts payable	(317)	(1,072)
Accrued and other current liabilities	(108)	(114)
Changes in current and noncurrent commodity derivative assets and liabilities	(74)	172
Other, including changes in noncurrent assets and liabilities	(200)	(140)
Net cash provided (used) by operating activities	3,756	4,125
FINANCING ACTIVITIES:
Proceeds from (payments of) commercial paper – net	(723)	(352)
Proceeds from long-term debt	3,594	2,754
Payments of long-term debt	(2,286)	(21)
Payments for debt issuance costs	(31)	(21)
Proceeds from issuance of common stock	8	8
Purchases of treasury stock	—	(130)
Common dividends paid	(1,737)	(1,635)
Dividends and distributions paid to noncontrolling interests	(178)	(174)
Contributions from noncontrolling interests	36	18
Other – net	(34)	(19)
Net cash provided (used) by financing activities	(1,351)	428
INVESTING ACTIVITIES:
Property, plant, and equipment:
Capital expenditures (1)	(1,805)	(1,845)
Dispositions - net	(73)	(33)
Proceeds from sale of business	—	348
Purchases of businesses, net of cash acquired	(1,995)	(1,024)
Proceeds from dispositions of equity-method investments	161	—
Purchases of and contributions to equity-method investments	(101)	(80)
Other – net	20	3
Net cash provided (used) by investing activities	(3,793)	(2,631)
Increase (decrease) in cash and cash equivalents	(1,388)	1,922
Cash and cash equivalents at beginning of year	2,150	152
Cash and cash equivalents at end of period	$762	$2,074
_________
(1) Increases to property, plant, and equipment	$(1,840)	$(1,960)
Changes in related accounts payable and accrued liabilities	35	115
Capital expenditures	$(1,805)	$(1,845)

Transmission & Gulf of Mexico
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date
Regulated interstate natural gas transportation, storage, and other revenues (1)	$774	$786	$794	$822	$3,176	$836	$805	$833	$2,474
Gathering, processing, storage and transportation revenues (1)	100	104	114	100	418	137	147	167	451
Other fee revenues	6	8	5	4	23	12	9	7	28
Commodity margins	10	8	7	8	33	9	5	11	25
Operating and administrative costs (1)	(254)	(254)	(257)	(270)	(1,035)	(254)	(261)	(294)	(809)
Other segment income (expenses) - net (1)	26	31	36	26	119	43	54	46	143
Gain on sale of business	—	—	130	(1)	129	—	—	—	—
Proportional Modified EBITDA of equity-method investments	53	48	52	52	205	46	49	41	136
Modified EBITDA	715	731	881	741	3,068	829	808	811	2,448
Adjustments	13	17	(127)	11	(86)	10	4	19	33
Adjusted EBITDA	$728	$748	$754	$752	$2,982	$839	$812	$830	$2,481

Statistics for Operated Assets
Natural Gas Transmission (2)
Transcontinental Gas Pipe Line
Avg. daily transportation volumes (MMdth)	14.3	13.2	14.0	14.0	13.9	14.6	12.9	14.3	13.9
Avg. daily firm reserved capacity (MMdth)	19.5	19.4	19.4	19.3	19.4	20.3	19.7	20.1	20.0
Northwest Pipeline LLC
Avg. daily transportation volumes (MMdth)	3.1	2.3	2.3	2.8	2.6	3.1	2.2	2.1	2.5
Avg. daily firm reserved capacity (MMdth)	3.8	3.8	3.8	3.8	3.8	3.8	3.7	3.7	3.7
MountainWest (3)
Avg. daily transportation volumes (MMdth)	4.2	3.2	3.8	4.2	3.9	4.3	3.2	3.6	3.7
Avg. daily firm reserved capacity (MMdth)	7.8	7.5	7.5	7.9	7.7	8.4	8.0	8.1	8.1
Gulfstream - Non-consolidated
Avg. daily transportation volumes (MMdth)	1.0	1.2	1.4	1.1	1.2	1.0	1.2	1.4	1.2
Avg. daily firm reserved capacity (MMdth)	1.4	1.4	1.4	1.4	1.4	1.4	1.4	1.4	1.4
Gathering, Processing, and Crude Oil Transportation
Consolidated (4)
Gathering volumes (Bcf/d)	0.28	0.23	0.27	0.27	0.26	0.25	0.23	0.55	0.55
Plant inlet natural gas volumes (Bcf/d)	0.43	0.40	0.46	0.46	0.44	0.45	0.27	0.73	0.69
NGL production (Mbbls/d)	28	24	28	26	27	28	17	49	45
NGL equity sales (Mbbls/d)	7	5	6	5	6	5	3	9	9
Crude oil transportation volumes (Mbbls/d)	119	111	134	130	123	118	114	109	113
Non-consolidated (5)
Gathering volumes (Bcf/d)	0.36	0.30	0.36	0.33	0.34	0.27	0.35	—	—
Plant inlet natural gas volumes (Bcf/d)	0.36	0.30	0.36	0.33	0.34	0.27	0.35	—	—
NGL production (Mbbls/d)	28	21	30	28	27	15	26	—	—
NGL equity sales (Mbbls/d)	8	3	8	7	7	3	7	—	—

(1) Excludes certain amounts associated with revenues and operating costs for tracked or reimbursable charges.
(2) Tbtu converted to MMdth at one trillion British thermal units = one million dekatherms.
(3) Includes 100% of the volumes associated with the MountainWest Acquisition transmission assets after the purchase on February 14, 2023, including 100% of the volumes associated with the operated equity-method investment White River Hub, LLC. Average volumes were calculated over the period owned.
(4) Volumes associated with the Discovery assets for the 3rd Qtr 2024 and Year 2024 are presented entirely in the Consolidated section. We acquired the remaining 40 percent of Discovery on August 1, 2024.
(5) Includes 100% of the volumes associated with operated equity-method investment Discovery Producer Services through 2nd Qtr 2024.

Northeast G&P
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date
Gathering, processing, transportation, and fractionation revenues (1)	$391	$431	$417	$411	$1,650	$411	$398	$407	$1,216
Other fee revenues	32	27	27	28	114	34	35	33	102
Commodity margins	5	(1)	7	1	12	11	—	8	19
Operating and administrative costs (1)	(101)	(101)	(115)	(107)	(424)	(108)	(108)	(120)	(336)
Other segment income (expenses) - net	—	—	(1)	(9)	(10)	(1)	3	(1)	1
Proportional Modified EBITDA of equity-method investments	143	159	119	153	574	157	153	149	459
Modified EBITDA	470	515	454	477	1,916	504	481	476	1,461
Adjustments	—	—	31	8	39	—	(2)	8	6
Adjusted EBITDA	$470	$515	$485	$485	$1,955	$504	$479	$484	$1,467

Statistics for Operated Assets
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d)	4.42	4.61	4.41	4.37	4.45	4.33	4.11	4.04	4.16
Plant inlet natural gas volumes (Bcf/d)	1.92	1.79	1.93	1.93	1.89	1.76	1.77	1.99	1.84
NGL production (Mbbls/d)	144	135	144	133	139	133	136	140	137
NGL equity sales (Mbbls/d)	1	1	—	1	1	1	1	1	1
Non-consolidated (3)
Gathering volumes (Bcf/d)	6.97	7.03	6.83	6.85	6.92	6.79	6.42	6.40	6.54
Plant inlet natural gas volumes (Bcf/d)	0.77	0.93	0.99	1.01	0.93	0.98	0.94	0.98	0.97
NGL production (Mbbls/d)	54	64	71	69	65	72	70	72	71
NGL equity sales (Mbbls/d)	4	5	4	4	4	3	6	5	5

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Includes volumes associated with Susquehanna Supply Hub, the Northeast JV, and Utica Supply Hub, all of which are consolidated.
(3) Includes 100% of the volumes associated with operated equity-method investments, including the Laurel Mountain Midstream partnership, Blue Racer Midstream, and the Bradford Supply Hub and the Marcellus South Supply Hub within the Appalachia Midstream Services partnership.

West
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date
Net gathering, processing, transportation, storage, and fractionation revenues (1)	$382	$373	$371	$397	$1,523	$421	$397	$409	$1,227
Other fee revenues	5	7	4	8	24	8	5	4	17
Commodity margins	(24)	18	21	19	34	12	30	27	69
Operating and administrative costs (1)	(115)	(122)	(122)	(144)	(503)	(139)	(148)	(157)	(444)
Other segment income (expenses) - net	23	(7)	(4)	(14)	(2)	—	(2)	5	3
Proportional Modified EBITDA of equity-method investments	33	43	45	41	162	25	36	35	96
Modified EBITDA	304	312	315	307	1,238	327	318	323	968
Adjustments	(18)	—	—	16	(2)	1	1	7	9
Adjusted EBITDA	$286	$312	$315	$323	$1,236	$328	$319	$330	$977

Statistics for Operated Assets
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d) (3)	5.47	5.51	5.60	6.03	6.02	5.75	5.25	5.38	5.46
Plant inlet natural gas volumes (Bcf/d)	0.92	1.06	1.12	1.63	1.54	1.52	1.48	1.57	1.52
NGL production (Mbbls/d)	25	40	61	99	91	87	91	91	89
NGL equity sales (Mbbls/d)	6	16	22	14	14	6	8	6	7
Non-consolidated
Gathering volumes (Bcf/d)	0.32	0.33	0.33	—	—	—	—	—	—
Plant inlet natural gas volumes (Bcf/d)	0.32	0.32	0.32	—	—	—	—	—	—
NGL production (Mbbls/d)	37	38	38	—	—	—	—	—	—
NGL and Crude Oil Transportation volumes (Mbbls/d) (4)	161	217	244	250	218	220	292	304	272

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(3) Includes 100% of the volumes associated with the Cureton Acquisition gathering assets after the purchase on November 30, 2023. Average volumes were calculated over the period owned.
(4) Includes 100% of the volumes associated with Overland Pass Pipeline Company (an operated equity-method investment), RMM (during the first three quarters of 2023), as well as volumes for our consolidated Bluestem pipeline.

Gas & NGL Marketing Services
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date
Commodity margins	$265	$(2)	$38	$88	$389	$236	$3	$23	$262
Other fee revenues	1	—	—	—	1	—	—	—	—
Net unrealized gain (loss) from derivative instruments	333	94	24	208	659	(95)	(106)	10	(191)
Operating and administrative costs	(32)	(24)	(19)	(24)	(99)	(40)	(23)	(22)	(85)
Modified EBITDA	567	68	43	272	950	101	(126)	11	(14)
Adjustments	(336)	(84)	(27)	(203)	(650)	88	112	(7)	193
Adjusted EBITDA	$231	$(16)	$16	$69	$300	$189	$(14)	$4	$179

Statistics
Product Sales Volumes
Natural Gas (Bcf/d)	7.24	6.56	7.31	7.11	7.05	7.53	6.98	7.14	7.22
NGLs (Mbbls/d)	234	239	245	173	223	170	162	182	171

Other
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date
Service revenues	$3	$5	$4	$4	$16	$4	$4	$4	$12
Net realized product sales	120	97	127	145	489	113	109	96	318
Net unrealized gain (loss) from derivative instruments	(6)	(11)	(1)	19	1	3	(25)	3	(19)
Operating and administrative costs	(48)	(54)	(58)	(65)	(225)	(51)	(50)	(51)	(152)
Other segment income (expenses) - net	5	5	10	8	28	7	9	4	20
Net gain from Energy Transfer litigation judgment	—	—	—	534	534	—	—	—	—
Proportional Modified EBITDA of equity-method investments	—	(1)	(1)	—	(2)	—	—	2	2
Modified EBITDA	74	41	81	645	841	76	47	58	181
Adjustments	6	11	1	(553)	(535)	(2)	24	(3)	19
Adjusted EBITDA	$80	$52	$82	$92	$306	$74	$71	$55	$200

Statistics
Net Product Sales Volumes
Natural Gas (Bcf/d)	0.26	0.29	0.31	0.30	0.29	0.28	0.24	0.29	0.27
NGLs (Mbbls/d)	3	6	9	10	7	8	8	9	8
Crude Oil (Mbbls/d)	1	3	5	7	4	5	5	4	5

Capital Expenditures and Investments
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date

Capital expenditures:
Transmission & Gulf of Mexico	$205	$263	$382	$404	$1,254	$310	$397	$459	$1,166
Northeast G&P	99	74	115	71	359	71	46	54	171
West	169	197	141	121	628	120	90	98	308
Other	72	76	52	75	275	43	46	71	160
Total (1)	$545	$610	$690	$671	$2,516	$544	$579	$682	$1,805

Purchases of and contributions to equity-method investments:
Transmission & Gulf of Mexico	$8	$18	$6	$9	$41	$27	$10	$—	$37
Northeast G&P	31	12	4	52	99	25	19	19	63
West	—	—	1	—	1	—	1	—	1
Other	—	—	—	—	—	—	—	—	—
Total	$39	$30	$11	$61	$141	$52	$30	$19	$101

Summary:
Transmission & Gulf of Mexico	$213	$281	$388	$413	$1,295	$337	$407	$459	$1,203
Northeast G&P	130	86	119	123	458	96	65	73	234
West	169	197	142	121	629	120	91	98	309
Other	72	76	52	75	275	43	46	71	160
Total	$584	$640	$701	$732	$2,657	$596	$609	$701	$1,906

Capital investments:
Increases to property, plant, and equipment	$484	$684	$792	$604	$2,564	$509	$632	$699	$1,840
Purchases of businesses, net of cash acquired	1,056	(3)	(29)	544	1,568	1,851	(7)	151	1,995
Purchases of and contributions to equity-method investments	39	30	11	61	141	52	30	19	101
Purchases of other long-term investments	2	1	2	1	6	2	1	2	5
Total	$1,581	$712	$776	$1,210	$4,279	$2,414	$656	$871	$3,941

(1) Increases to property, plant, and equipment	$484	$684	$792	$604	$2,564	$509	$632	$699	$1,840
Changes in related accounts payable and accrued liabilities	61	(74)	(102)	67	(48)	35	(53)	(17)	(35)
Capital expenditures	$545	$610	$690	$671	$2,516	$544	$579	$682	$1,805

Contributions from noncontrolling interests	$3	$15	$—	$—	$18	$26	$10	$—	$36
Contributions in aid of construction	$11	$7	$2	$8	$28	$10	$13	$—	$23
Proceeds from sale of business	$—	$—	$348	$(2)	$346	$—	$—	$—	$—
Proceeds from dispositions of equity-method investments	$—	$—	$—	$—	$—	$—	$—	$161	$161

Non-GAAP Measures
This news release and accompanying materials may include certain financial measures – adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, available funds from operations and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are excluded from net income to determine adjusted income and adjusted earnings per share. Management believes this measure provides investors meaningful insight into results from ongoing operations.

Available funds from operations (AFFO) is defined as net income (loss) excluding the effect of certain noncash items, reduced by distributions from equity-method investees, net distributions to noncontrolling interests, and preferred dividends. AFFO may also be adjusted to exclude certain items that we characterize as unrepresentative of our ongoing operations.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither adjusted EBITDA, adjusted income, nor available funds from operations are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income
(UNAUDITED)
	2023					2024
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$926	$547	$654	$1,146	$3,273	$631	$401	$705	$1,737

Income (loss) from continuing operations - diluted earnings (loss) per common share (1)	$.76	$.45	$.54	$.94	$2.68	$.52	$.33	$.58	$1.42
Adjustments:
Transmission & Gulf of Mexico
MountainWest acquisition and transition-related costs*	$13	$17	$3	$9	$42	$—	$1	$3	$4
Gulf Coast Storage acquisition and transition-related costs*	—	—	—	1	1	10	3	—	13
Gain on sale of business	—	—	(130)	1	(129)	—	—	—	—
Impact of change in payroll policy*	—	—	—	—	—	—	—	16	16
Total Transmission & Gulf of Mexico adjustments	13	17	(127)	11	(86)	10	4	19	33
Northeast G&P
Accrual for loss contingency*	—	—	—	10	10	—	(3)	—	(3)
Our share of operator transition costs at Blue Racer Midstream*	—	—	—	—	—	—	1	1	2
Our share of accrual for loss contingency at Aux Sable Liquid Products LP	—	—	31	(2)	29	—	—	—	—
Impact of change in payroll policy*	—	—	—	—	—	—	—	7	7
Total Northeast G&P adjustments	—	—	31	8	39	—	(2)	8	6
West
Cureton acquisition and transition-related costs*	—	—	—	6	6	1	1	—	2
Gain from contract settlement	(18)	—	—	—	(18)	—	—	—	—
Impairment of assets held for sale	—	—	—	10	10	—	—	—	—
Impact of change in payroll policy*	—	—	—	—	—	—	—	7	7
Total West adjustments	(18)	—	—	16	(2)	1	1	7	9
Gas & NGL Marketing Services
Impact of volatility on NGL linefill transactions*	(3)	10	(3)	5	9	(6)	5	2	1
Net unrealized (gain) loss from derivative instruments	(333)	(94)	(24)	(208)	(659)	94	107	(10)	191
Impact of change in payroll policy*	—	—	—	—	—	—	—	1	1
Total Gas & NGL Marketing Services adjustments	(336)	(84)	(27)	(203)	(650)	88	112	(7)	193
Other
Net unrealized (gain) loss from derivative instruments	6	11	1	(19)	(1)	(2)	24	(3)	19
Net gain from Energy Transfer litigation judgment	—	—	—	(534)	(534)	—	—	—	—
Total Other adjustments	6	11	1	(553)	(535)	(2)	24	(3)	19
Adjustments included in Modified EBITDA	(335)	(56)	(122)	(721)	(1,234)	97	139	24	260
Adjustments below Modified EBITDA
Gain on remeasurement of RMM investment	—	—	—	(30)	(30)	—	—	—	—
Gain on remeasurement of Discovery investment	—	—	—	—	—	—	—	(127)	(127)
Gain on sale of Aux Sable investment	—	—	—	—	—	—	—	(149)	(149)
Imputed interest expense on deferred consideration obligations*	—	—	—	—	—	12	12	11	35
Amortization of intangible assets from Sequent acquisition	15	14	15	15	59	7	7	8	22
	15	14	15	(15)	29	19	19	(257)	(219)
Total adjustments	(320)	(42)	(107)	(736)	(1,205)	116	158	(233)	41
Less tax effect for above items	78	10	25	178	291	(28)	(38)	56	(10)
Adjustments for tax-related items (2)	—	—	(25)	—	(25)	—	—	—	—
Adjusted income from continuing operations available to common stockholders	$684	$515	$547	$588	$2,334	$719	$521	$528	$1,768
Adjusted income from continuing operations - diluted earnings per common share (1)	$.56	$.42	$.45	$.48	$1.91	$.59	$.43	$.43	$1.45
Weighted-average shares - diluted (thousands)	1,225,781	1,219,915	1,220,073	1,221,894	1,221,616	1,222,222	1,222,236	1,222,869	1,222,444
(1) The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.
(2) The third quarter of 2023 includes an adjustment associated with a decrease in our estimated deferred state income tax rate.
*Amounts for the 2024 periods are included in Additional adjustments on the Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO).

Reconciliation of "Net Income (Loss)" to “Modified EBITDA” and Non-GAAP “Adjusted EBITDA”
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date

Net income (loss)	$957	$494	$684	$1,168	$3,303	$662	$426	$741	$1,829
Provision (benefit) for income taxes	284	175	176	370	1,005	193	129	227	549
Interest expense	294	306	314	322	1,236	349	339	338	1,026
Equity (earnings) losses	(147)	(160)	(127)	(155)	(589)	(137)	(147)	(147)	(431)
Other investing (income) loss - net	(8)	(13)	(24)	(63)	(108)	(24)	(18)	(290)	(332)
Proportional Modified EBITDA of equity-method investments	229	249	215	246	939	228	238	227	693
Depreciation and amortization expenses	506	515	521	529	2,071	548	540	566	1,654
Accretion expense associated with asset retirement obligations for nonregulated operations	15	14	14	16	59	18	21	17	56
(Income) loss from discontinued operations, net of tax	—	87	1	9	97	—	—	—	—
Modified EBITDA	$2,130	$1,667	$1,774	$2,442	$8,013	$1,837	$1,528	$1,679	$5,044

Transmission & Gulf of Mexico	$715	$731	$881	$741	$3,068	$829	$808	$811	$2,448
Northeast G&P	470	515	454	477	1,916	504	481	476	1,461
West	304	312	315	307	1,238	327	318	323	968
Gas & NGL Marketing Services	567	68	43	272	950	101	(126)	11	(14)
Other	74	41	81	645	841	76	47	58	181
Total Modified EBITDA	$2,130	$1,667	$1,774	$2,442	$8,013	$1,837	$1,528	$1,679	$5,044

Adjustments (1):
Transmission & Gulf of Mexico	$13	$17	$(127)	$11	$(86)	$10	$4	$19	$33
Northeast G&P	—	—	31	8	39	—	(2)	8	6
West	(18)	—	—	16	(2)	1	1	7	9
Gas & NGL Marketing Services	(336)	(84)	(27)	(203)	(650)	88	112	(7)	193
Other	6	11	1	(553)	(535)	(2)	24	(3)	19
Total Adjustments	$(335)	$(56)	$(122)	$(721)	$(1,234)	$97	$139	$24	$260

Adjusted EBITDA:
Transmission & Gulf of Mexico	$728	$748	$754	$752	$2,982	$839	$812	$830	$2,481
Northeast G&P	470	515	485	485	1,955	504	479	484	1,467
West	286	312	315	323	1,236	328	319	330	977
Gas & NGL Marketing Services	231	(16)	16	69	300	189	(14)	4	179
Other	80	52	82	92	306	74	71	55	200
Total Adjusted EBITDA	$1,795	$1,611	$1,652	$1,721	$6,779	$1,934	$1,667	$1,703	$5,304

(1) Adjustments by segment are detailed in the "Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income," which is also included in these materials.

Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO)
(UNAUDITED)
	2023					2024
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date

Net cash provided (used) by operating activities	$1,514	$1,377	$1,234	$1,813	$5,938	$1,234	$1,279	$1,243	$3,756
Exclude: Cash (provided) used by changes in:
Accounts receivable	(1,269)	(154)	128	206	(1,089)	(314)	44	(97)	(367)
Inventories, including write-downs	(45)	(19)	7	14	(43)	(38)	35	1	(2)
Other current assets and deferred charges	4	(28)	29	(65)	(60)	(9)	(3)	28	16
Accounts payable	1,017	203	(148)	(63)	1,009	309	(90)	98	317
Accrued and other current liabilities	318	(246)	42	(95)	19	218	(142)	32	108
Changes in current and noncurrent commodity derivative assets and liabilities	(82)	(37)	(53)	(28)	(200)	68	73	(67)	74
Other, including changes in noncurrent assets and liabilities	40	47	53	106	246	61	90	49	200
Preferred dividends paid	(1)	—	(1)	(1)	(3)	(1)	—	(1)	(2)
Dividends and distributions paid to noncontrolling interests	(54)	(58)	(62)	(39)	(213)	(64)	(66)	(48)	(178)
Contributions from noncontrolling interests	3	15	—	—	18	26	10	—	36
Adjustment to exclude litigation-related charges in discontinued operations	—	115	1	9	125	—	—	—	—
Adjustment to exclude net gain from Energy Transfer litigation judgment	—	—	—	(534)	(534)	—	—	—	—
Additional Adjustments *	—	—	—	—	—	17	20	48	85
Available funds from operations	$1,445	$1,215	$1,230	$1,323	$5,213	$1,507	$1,250	$1,286	$4,043

Common dividends paid	$546	$545	$544	$544	$2,179	$579	$579	$579	$1,737

Coverage ratio:
Available funds from operations divided by Common dividends paid	2.65	2.23	2.26	2.43	2.39	2.60	2.16	2.22	2.33

* See detail on Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income.

Reconciliation of Net Income (Loss) from Continuing Operations to Modified EBITDA, Non-GAAP Adjusted EBITDA and Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO)

	2024 Guidance			2025 Guidance
(Dollars in millions, except per-share amounts and coverage ratio)	Low	Mid	High	Low	Mid	High

Net income (loss) from continuing operations	$2,330	$2,390	$2,450	$2,373	$2,523	$2,673
Provision (benefit) for income taxes	720	735	750	735	785	835
Interest expense		1,365			1,390
Equity (earnings) losses		(555)			(610)
Proportional Modified EBITDA of equity-method investments		905			990
Depreciation and amortization expenses and accretion for asset retirement obligations associated with nonregulated operations		2,300			2,325
Other		(326)			(8)
Modified EBITDA	$6,739	$6,814	$6,889	$7,195	$7,395	$7,595
EBITDA Adjustments		261			5
Adjusted EBITDA	$7,000	$7,075	$7,150	$7,200	$7,400	$7,600

Net income (loss) from continuing operations	$2,330	$2,390	$2,450	$2,373	$2,523	$2,673
Less: Net income (loss) attributable to noncontrolling interests and preferred dividends		131			115
Net income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$2,199	$2,259	$2,319	$2,258	$2,408	$2,558

Adjustments:
Adjustments included in Modified EBITDA (1)		261			5
Adjustments below Modified EBITDA (2)		(206)			18
Allocation of adjustments to noncontrolling interests		—			—
Total adjustments		55			23
Less tax effect for above items		(14)			(6)
Adjusted income from continuing operations available to common stockholders	$2,240	$2,300	$2,360	$2,275	$2,425	$2,575
Adjusted income from continuing operations - diluted earnings per common share	$1.83	$1.88	$1.93	$1.85	$1.97	$2.10
Weighted-average shares - diluted (millions)		1,224			1,228

Available Funds from Operations (AFFO):
Net cash provided by operating activities (net of changes in working capital, changes in current and noncurrent derivative assets and liabilities, and changes in other, including changes in noncurrent assets and liabilities)	$5,350	$5,425	$5,500	$5,295	$5,445	$5,595
Preferred dividends paid		(3)			(3)
Dividends and distributions paid to noncontrolling interests		(230)			(235)
Contributions from noncontrolling interests		36			18
Additional adjustments (3)		92			—
Available funds from operations (AFFO)	$5,245	$5,320	$5,395	$5,075	$5,225	$5,375
AFFO per common share	$4.29	$4.35	$4.41	$4.13	$4.25	$4.38
Common dividends paid		$2,320		5%-7% Dividend growth
Coverage Ratio (AFFO/Common dividends paid)	2.26x	2.29x	2.33x		~2.12x

(1) 2024 primarily includes September year-to-date adjustments of $260 million as shown in the "Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income"
(2) 2024 primarily includes September year-to-date adjustments of ($219) million including the Gain on remeasurement of Discovery investment and Gain on sale of Aux Sable investment
(3) 2024 primarily includes September year-to-date adjustments of $85 million as shown in the "Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO)"

Forward-Looking Statements
The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcomes of regulatory proceedings, market conditions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events, or developments that we expect, believe, or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•Levels of dividends to Williams stockholders;

•Future credit ratings of Williams and its affiliates;

•Amounts and nature of future capital expenditures;

•Expansion and growth of our business and operations;

•Expected in-service dates for capital projects;

•Financial condition and liquidity;

•Business strategy;

•Cash flow from operations or results of operations;

•Seasonality of certain business components;

•Natural gas, natural gas liquids, and crude oil prices, supply, and demand;

•Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties, and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•Availability of supplies, market demand, and volatility of prices;

•Development and rate of adoption of alternative energy sources;

•The impact of existing and future laws and regulations, the regulatory environment, environmental matters, and litigation, as well as our ability and the ability of other energy companies with whom we conduct or seek to conduct business, to obtain necessary permits and approvals, and our ability to achieve favorable rate proceeding outcomes;

•Our exposure to the credit risk of our customers and counterparties;

•Our ability to acquire new businesses and assets and successfully integrate those operations and assets into existing businesses as well as successfully expand our facilities, and consummate asset sales on acceptable terms;

•Whether we are able to successfully identify, evaluate, and timely execute our capital projects and investment opportunities;

•The strength and financial resources of our competitors and the effects of competition;

•The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•Whether we will be able to effectively execute our financing plan;

•Increasing scrutiny and changing expectations from stakeholders with respect to our environmental, social, and governance practices;

•The physical and financial risks associated with climate change;

•The impacts of operational and developmental hazards and unforeseen interruptions;

•The risks resulting from outbreaks or other public health crises;

•Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•Acts of terrorism, cybersecurity incidents, and related disruptions;

•Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•Changes in maintenance and construction costs, as well as our ability to obtain sufficient construction-related inputs, including skilled labor;

•Inflation, interest rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally recognized credit rating agencies, and the availability and cost of capital;

•The ability of the members of the Organization of Petroleum Exporting Countries and other oil exporting nations to agree to and maintain oil price and production controls and the impact on domestic production;

•Changes in the current geopolitical situation, including the Russian invasion of Ukraine and conflicts in the Middle East, including between Israel and Hamas and conflicts involving Iran and its proxy forces;

•Changes in U.S. governmental administration and policies;

•Whether we are able to pay current and expected levels of dividends;

•Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to, and do not intend to, update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 21, 2024, and as may be supplemented by disclosures in Part II, Item 1A. Risk Factors in subsequent Quarterly Reports on Form 10-Q.

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